Exhibit 99.1

National General Announces Notice to Redeem Certain of its Securities and Intention to Delist and Deregister its Series C Depositary Shares

NEW YORK, January 4, 2021 (GLOBE NEWSWIRE) — National General Holdings Corp. (Nasdaq: NGHC) (“National General” or the “Company”), a wholly owned subsidiary of The Allstate Corporation, today delivered notices of redemption to, on February 3, 2021 (the “Redemption Date”), redeem in full:

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all of the issued and outstanding shares of its 7.50% Non-Cumulative Preferred Stock, Series A (par value $0.01 per share) (CUSIP No.: 636220709) (collectively, the “Class A Preferred Stock”), at a redemption price equal to $25.00 per share plus declared and unpaid dividends on the shares of Class A Preferred Stock called for redemption for prior dividend periods, if any, plus accrued but unpaid dividends (whether or not declared) thereon for the then-current dividend period, to, but excluding, the Redemption Date, without accumulation of any other undeclared dividends;

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all of the issued and outstanding Depositary Shares, Representing 1/40th of a Share of its 7.50% Non-Cumulative Preferred Stock, Series B (CUSIP No.: 636220808) (collectively, the “Class B Depositary Shares”) and the underlying 7.50% Non-Cumulative Preferred Stock, Series B (par value $0.01 per share) (CUSIP No.: 636220881) (collectively, the “Class B Preferred Stock”), at a redemption price equal to $25.00 per Class B Depositary Share (or, as applicable $1,000 per share of Class B Preferred Stock) plus declared and unpaid dividends on the Class B Depositary Shares (or shares of Class B Preferred Stock, as applicable) called for redemption for prior dividend periods, if any, plus accrued but unpaid dividends (whether or not declared) thereon for the then-current dividend period, to, but excluding, the Redemption Date, without accumulation of any other undeclared dividends; and

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the aggregate outstanding principal amount of its 7.625% Subordinated Notes Due 2055 (the “2055 Notes”), in increments of $25 aggregate principal amount of the 2055 Notes, at a redemption price equal to 100% of the principal amount of the 2055 Notes being redeemed plus accrued but unpaid interest to, but not including, the Redemption Date (collectively, the “Redeemed Securities”).

Any dividends or interest payable on any Redeemed Securities on a date prior to the Redemption Date will be paid by National General on such date.

National General also intends to redeem the Depositary Shares, Representing 1/40th of a Share of its 7.50% Non-Cumulative Preferred Stock, Series C (CUSIP No.: 636220857) (collectively, the “Class C Depositary Shares”) and the underlying 7.50% Non-Cumulative Preferred Stock, Series C (par value $0.01 per share) (CUSIP No.: 636220865) (collectively, the “Class C Preferred Stock”) when they become redeemable in July 2021. Prior to the redemption of the Class C Depositary Shares and Class C Preferred Stock, National General will continue to pay quarterly dividends on the Class C Preferred Stock.

National General has notified the NASDAQ Global Select Market (“Nasdaq”) of its intention to, voluntarily delist from Nasdaq the Class C Depositary Shares, and, if permitted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), terminate or suspend, as applicable, the registration of the same securities under the Exchange Act.

The Class A Preferred Stock, Class B Depositary Shares, 2055 Notes and Class C Depositary Shares are currently traded on Nasdaq under the symbols NGHCP, NGHCO, NGHCZ and NGHCN, respectively. National General does not plan to (i) list the Class C Depositary Shares on another national securities exchange or request quotation of such securities on any other medium, or (ii) register the Class C Depositary Shares under the Exchange Act.

About National General Holdings Corp.

National General Holdings Corp., a wholly owned subsidiary of the Allstate Corporation, headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, supplemental health, and other niche insurance products.

Forward Looking Statements

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate” and “believe” or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could affect the delistings, deregistrations and redemptions described herein. The forward-looking statements contained in this news release are made only as of the date of this news release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company’s filings with the SEC.

Investor Contact

Clifford Gallant

SVP of Capital Strategy and Investor Relations

Phone: 212-380-9462

Email: Clifford.Gallant@NGIC.com